SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)           March 3, 2004
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                            MISSISSIPPI POWER COMPANY
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             (Exact name of registrant as specified in its charter)

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       Mississippi                 001-11229                  64-0205820
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(State or other jurisdiction    (Commission File    (IRS Employer Identification
     of incorporation)              Number)                    No.)


            2992 West Beach, Gulfport, Mississippi                 39501
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           (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code         (228) 864-1211
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                                       N/A
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         (Former name or former address, if changed since last report.)



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Item 5. Other Events.

     On March 3, 2004, Mississippi Power Company (the "Company") entered into an Underwriting Agreement covering the issue and sale of 1,200,000 Depositary Shares, each representing one-fourth of a share of 5.25% Series Preferred Stock, Cumulative, Par Value $100 Per Share. Said Depositary Shares and the underlying 5.25% Series Preferred Stock were registered under the Securities Act of 1933, as amended, pursuant to the shelf registration statement (Registration Statement Nos. 333-108156, 333-108156-01 and 333-108156-02) of the Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.

          1 Underwriting Agreement for the purchase of the Depositary Shares, dated March 3, 2004, among the Company and Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc., as the Underwriters.

          4.6 Amendment to articles of incorporation of the Company, filed in the office of the Secretary of State of Mississippi on April 2, 2004, which includes resolutions of the Board of Directors of the Company establishing the 5.25% Series Preferred Stock.

          4.7 Deposit Agreement, dated as of April 1, 2004, among the Company, SunTrust Bank, as Depositary, and the holders of the Depositary Receipts to be issued thereunder.

          5.1  Opinion of Balch & Bingham LLP.

          12.1 Computation of ratio of earnings to fixed charges.

          12.2 Computation of ratio of earnings to fixed charges plus preferred dividend requirements.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:     April 7, 2004             MISSISSIPPI POWER COMPANY


                                    By /s/Wayne Boston
                                        Wayne Boston
                                     Assistant Secretary